Exhibit 32 – Certification of Periodic Financial Report

James C. Holly and Kenneth R. Taylor hereby certify as follows:

1.  They are the Chief Executive Officer and Chief Financial Officer, respectively, of Sierra Bancorp.

2.  The Form 10-K of Sierra Bancorp for the year ended December 31, 2013, as amended by Amendment No. 1, as filed with the Securities and Exchange Commission on the date hereof (together the “Report”), complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Sierra Bancorp.

July 22, 2014	/s/ James C. Holly
Date	James C. Holly
Chief Executive Officer

July 22, 2014	/s/ Kenneth R. Taylor
Date	Kenneth R. Taylor
Executive Vice President &
Chief Financial Officer